Exhibit 5.1

[Letterhead of Reed Smith LLP]

April 21, 2008

Neonode Inc.
Warfvingesväg 45
SE-112 51 Stockholm, Sweden

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Neonode Inc., a Delaware corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offer and sale of up to 3,117,332 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), issuable pursuant to its Neonode Inc. 2006 Equity Incentive Plan and 2007 Neonode Inc. Stock Option Plan (individually and together, the “Plan”).

In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the Plans, and the Certificate of Incorporation, Bylaws, and Corporate Minutes as we have deemed necessary and appropriate for the purpose of this opinion.

Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company are accurate and complete.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent Shares are issued and sold in accordance with the appropriate Plan, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other that the laws of the State of Delaware

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein.

Very truly yours,

/s/ Reed Smith LLP